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          [Letterhead of Brown, Parker & Leahy, L.L.P. appears here]

                               September 8, 1997



Boots & Coots International Well Control, Inc.
5151 San Felipe, Suite 450
Houston, Texas  77056

Attention:  Chairman of the Board

     We have acted as counsel for Boots & Coots International Well Control, Inc. (the "Company"), in connection with the proposed offering by the Company of an aggregate of 1,955,000 shares of the Company's Common Stock, $.00001 par value ("Common Stock") pursuant to the Company's 1996 Incentive Stock Plan and 1996 and 1997 Contractual Stock Options (collectively, the "Plans").

     In connection therewith, we have examined, among other things, the Certificate of Incorporation, as amended, and By-laws of the Company, the corporate proceedings with respect to such offering the Plans and the Registration Statement on Form S-8 (No. 33-_________) filed by the Company on September 8, 1997 (the "Registration Statement") with the Securities and Exchange Commission for the registration, under the Securities Act of 1933, as amended, of the Common Stock. We are rendering this opinion as of the time the Registration Statement becomes effective.

     We are of the opinion that:

     1. The Company is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware.

     2. The 1,955,000 shares of Common Stock of the Company offered by the Company to the option holders pursuant to the Plans, have been duly authorized for issuance, and, subject to compliance with any applicable Blue Sky laws, upon the issuance and delivery thereof in accordance with the provisions of the Plans and as set forth in the Registration Statement and upon receipt by the Company of the purchase price therefor will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing, as an exhibit to the Registration Statement, of this opinion.

                                     Very truly yours,

                                     /s/ Brown, Parker & Leahy, L.L.P

                                     BROWN, PARKER & LEAHY, L.L.P.